Exhibit 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our reports dated February 19, 2003 (except for Note 17 as to which the date is March 31, 2003), in the Registration Statement (Form S-1) and related Prospectus of Cosi, Inc. for the registration of 19,140,892 shares of its common stock.


                                                     /s/ Ernst & Young LLP



New York, New York
July 30, 2003